                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                 Distribution Date:  10/15/2003

Section 5.2 - Supplement                                     Class A         Class B       Collateral               Total
--------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                0.00            0.00            0.00                   0.00

(ii)    Monthly Interest Distributed                         2,740,833.33      160,416.67       68,177.08           2,969,427.08
        Deficiency Amounts                                           0.00            0.00                                   0.00
        Additional Interest                                          0.00            0.00                                   0.00
        Accrued and Unpaid Interest                                                                  0.00                   0.00

(iii)   Collections of Principal Receivables                90,130,175.46    5,121,032.70    7,169,445.78         102,420,653.93

(iv)    Collections of Finance Charge Receivables            6,959,463.82      395,424.08      553,593.71           7,908,481.62

(v)     Aggregate Amount of Principal Receivables                                                              33,902,022,575.44

                                 Investor Interest         550,000,000.00   31,250,000.00   43,750,000.00         625,000,000.00
                                 Adjusted Interest         550,000,000.00   31,250,000.00   43,750,000.00         625,000,000.00

                                            Series
        Floating Investor Percentage             1.84%              88.00%           5.00%           7.00%                100.00%
        Fixed Investor Percentage                1.84%              88.00%           5.00%           7.00%                100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                   95.60%
               30 to 59 days                                                                                              1.41%
               60 to 89 days                                                                                              1.04%
               90 or more days                                                                                            1.95%
                                                                                                              ------------------
                                   Total Receivables                                                                    100.00%

(vii)   Investor Default Amount                              2,793,484.29      158,720.70      222,208.98           3,174,413.96

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                   0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00

(x)     Net Servicing Fee                                      458,333.33       26,041.67       36,458.33             520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)*                                                                    9.30%

(xii)   Portfolio Supplemented Yield                                                                                       9.81%

(xiii)  Reallocated Monthly Principal                                                0.00            0.00                   0.00

(xiv)   Closing Investor Interest (Class A Adjusted)       550,000,000.00   31,250,000.00   43,750,000.00         625,000,000.00

(xv)    LIBOR                                                                                                           1.12000%

(xvi)   Principal Funding Account Balance                                                                                   0.00

(xvii)  Accumulation Shortfall                                                                                              0.00

(xviii) Principal Funding Investment Proceeds                                                                               0.00

(xix)   Principal Investment Funding Shortfall                                                                              0.00

(xx)    Available Funds                                      6,501,130.49      369,382.41      517,135.38           7,387,648.28

(xxi)   Certificate Rate                                         5.98000%        6.16000%        1.87000%

--------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               -----------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                 Distribution Date:  10/15/2003

Section 5.2 - Supplement                                          Class A         Class B        Collateral          Total
---------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                     0.00            0.00            0.00               0.00

(ii)    Monthly Interest Distributed                              2,434,132.89      141,813.47       51,070.39       2,627,016.75
        Deficiency Amounts                                                0.00            0.00                               0.00
        Additional Interest                                               0.00            0.00                               0.00
        Accrued and Unpaid Interest                                                                       0.00               0.00

(iii)   Collections of Principal Receivables                     67,512,909.23    3,835,940.27    5,370,519.72      76,719,369.21

(iv)    Collections of Finance Charge Receivables                 5,213,055.97      296,194.78      414,688.39       5,923,939.14

(v)     Aggregate Amount of Principal Receivables                                                               33,902,022,575.44

                           Investor Interest                    411,983,000.00   23,408,000.00   32,772,440.86     468,163,440.86
                           Adjusted Interest                    411,983,000.00   23,408,000.00   32,772,440.86     468,163,440.86

                                           Series
        Floating Investor Percentage        1.38%                       88.00%           5.00%           7.00%            100.00%
        Fixed Investor Percentage           1.38%                       88.00%           5.00%           7.00%            100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                Current                                                                                                    95.60%
                30 to 59 days                                                                                               1.41%
                60 to 89 days                                                                                               1.04%
                90 or more days                                                                                             1.95%
                                                                                                                  ---------------
                              Total Receivables                                                                           100.00%

(vii)   Investor Default Amount                                   2,092,487.34      118,890.69      166,453.27       2,377,831.30

(viii)  Investor Charge-Offs                                              0.00            0.00            0.00               0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                        0.00            0.00            0.00

(x)     Net Servicing Fee                                           343,319.17       19,506.67       27,310.37         390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables)*                                                                      9.30%

(xii)   Portfolio Supplemented Yield                                                                                        10.82%

(xiii)  Reallocated Monthly Principal                                                     0.00            0.00               0.00

(xiv)   Closing Investor Interest (Class A Adjusted)            411,983,000.00   23,408,000.00   32,772,440.86     468,163,440.86

(xv)    LIBOR                                                                                                            1.12000%

(xvi)   Principal Funding Account Balance                                                                                    0.00

(xvii)  Accumulation Shortfall                                                                                               0.00

(xviii) Principal Funding Investment Proceeds                                                                                0.00

(xix)   Principal Investment Funding Shortfall                                                                               0.00

(xx)    Available Funds                                           4,869,736.80      276,688.11      387,378.03       5,533,802.94

(xxi)   Certificate Rate                                              7.09000%        7.27000%        1.87000%

---------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               -------------------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President